UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported): June 24, 2019

Grocery Outlet Holding Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38950	47-1874201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5650 Hollis Street

Emeryville, California 94608

(510) 845-1999

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	GO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This Current Report on Form 8-K is filed by Grocery Outlet Holding Corp., a Delaware corporation (the “Company”), in connection with the matters described herein.

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Second Lien Credit Agreement

GOBP Holdings, Inc. (the “Borrower”) and Globe Intermediate Corp., each a wholly owned subsidiary of the Company, were parties to a Second Lien Credit Agreement, dated as of October 22, 2018 (as amended, the “Credit Agreement”), with Morgan Stanley Senior Funding, Inc., as administrative agent and collateral agent, and the other lenders and agents party thereto. On June 24, 2019, the Borrower repaid $150.00 million in principal on outstanding loans under the Credit Agreement, as well as accrued and unpaid interest as of that date of $3.6 million, and terminated the Credit Agreement.

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 below is incorporated by reference in this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As contemplated in the Registration Statement on Form S-1 (File No. 333-231428) relating to the initial public offering (the “Offering”) of the Company’s common stock, par value $0.001 per share (as amended, the “Registration Statement”), the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) became effective in connection with the completion of the Offering on June 24, 2019. The Charter, among other things, provides that the Company’s authorized capital stock consists of 500,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.001 per share.

The Company’s bylaws were also amended and restated effective as of June 24, 2019, as contemplated in the Registration Statement (the “Bylaws”).

The foregoing description of the Charter and Bylaws is only a summary. For further information regarding the foregoing and other provisions of the Charter and the Bylaws, see “Description of Capital Stock” in the Company’s prospectus (the “Prospectus”), dated June 19, 2019, filed pursued to Rule 424(b) of the Securities Act of 1933, as amended. The Charter and the Bylaws are filed as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and such exhibits are incorporated by reference herein.

Item 8.01 Other Events.

On June 24, 2019, the Company completed the Offering of 19,765,625 shares of its Common Stock for cash consideration of $22.00 per share ($20.625 per share, net of underwriting discounts) to a syndicate of underwriters led by joint-book running managers BofA Securities, Inc., Morgan Stanley & Co. LLC, Deutsche Bank Securities Inc. and Jefferies LLC, for approximately $407.7 million in net proceeds before expenses. The shares of Common Stock sold in the Offering and the net proceeds therefrom included the full exercise of the underwriters’ option to purchase additional shares.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately preceding the signature page hereto, which is incorporated herein by reference.

EXHIBIT INDEX

3.1	Amended and Restated Certificate of Incorporation of Grocery Outlet Holding Corp. (incorporated by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form S-8 (File No. 333-232318) filed with the Securities and Exchange Commission on June 24, 2019).

3.2	Amended and Restated Bylaws of Grocery Outlet Holding Corp. (incorporated by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-8 (File No. 333-232318) filed with the Securities and Exchange Commission on June 24, 2019).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Grocery Outlet Holding Corp.

By:	/s/ Pamela B. Burke
Name:	Pamela B. Burke
Title:	Chief Administrative Officer, General Counsel and Secretary

Date: June 28, 2019